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                                                                    EXHIBIT 24.3



     The person whose signature appears below hereby appoints and constitutes Joseph J. Gasper, W. Sidney Druen and Mark B. Koogler, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute in the name and on behalf of such person any amendment to the registration statement on Form S-1 (File No. 333-18527)(the "Registration Statement"), including any post-effective amendment, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in the Registration Statement as the person so acting deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute may do or cause to be done by virtue hereof.



                                          /s/ Donald M. McWhorter
                                        -----------------------------
                                              Donald M. McWhorter